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                                                                   EXHIBIT 10.25


                                                           REMARKETING AGREEMENT

This Marketing Agreement (Agreement) is binding on this 17th day of April, 1998, (Effective Date) between Eclipsys Corporation, having its principal place of business is at Suite 401, 777 East Atlantic Avenue, Delray Beach, Florida 33483 (Eclipsys) and Simione Central National Inc. located at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (VENDOR).

                               FACTUAL BACKGROUND

Eclipsys develops and licenses proprietary healthcare information systems to provide information solutions to healthcare providers. VENDOR is in the business of developing and licensing proprietary information systems for home healthcare providers.

Eclipsys desires to sub-license with VENDOR for implementation of the techniques, routines and software needed to support the use of VENDOR's software with Eclipsys' software and other solutions provided to Eclipsys' customers. Eclipsys and VENDOR desire (1) for Eclipsys to market and sub-license VENDOR's Software to Eclipsys' current and potential customers and (2) for VENDOR to provide services to Eclipsys' Customers who sub-license VENDOR's Software.

                              TERMS AND CONDITIONS

For valuable and adequate consideration, the parties agree as follows:

1.       DEFINITIONS. The following terms shall mean:

         1.1. VENDOR'S SOFTWARE: The object code form of the programs identified in Schedule A and all associated documentation normally provided to a customer, as well as improvements or other object code and associated documentation that may be developed and provided to Eclipsys' customers from time to time as part of an executed Software Maintenance Agreement attached hereto.

         1.2. ECLIPSYS' PROPRIETARY INFORMATION: This Agreement and any and all software and documentation owned or provided by Eclipsys and all other Eclipsys methods, procedures, ideas, concepts, techniques, expertise and documentation relating to such software and all other materials, data or information of Eclipsys which are not generally available to the public.

         1.3. VENDOR'S PROPRIETARY INFORMATION: Any and all software and documentation owned or provided by VENDOR and all other VENDOR's methods, procedures, ideas, concepts, techniques, expertise and documentation relating to such software and all other materials, data or information of VENDOR which are not generally available to the public.

         1.4. PROSPECTS: A current Eclipsys customer or a hospital-based, home health agency whose associated hospital has expressed an interest in purchasing one or more of Eclipsys' software products in addition to VENDOR's Software provided that Eclipsys contacts or is contacted by the potential customer prior any contact directly by the potential customer with VENDOR.

         1.5. First Level Support: Eclipsys' obligation to provide telephone support to its customers for VENDOR's Software. Such First Level Support shall include taking customer calls and resolving any problems that are hardware or network related, or related to customer use or operation of vendor's software, as well as problem logging, tracking, and reporting. Eclipsys agrees to handle 100% of these non-technical support calls for Eclipsys customers.



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         1.6.     VENDOR's List Price: VENDOR's standard list price specified in
                  Schedule B, which price may be changed by VENDOR upon thirty
                  (30) days written notice to Eclipsys.

         1.7. License Agreement: The agreement entered into between VENDOR and Eclipsys which allows Eclipsys to sub-license VENDOR's software and which is attached hereto.

         1.8. Software Maintenance Agreement: The agreement entered into between VENDOR and Eclipsys which defines VENDOR's obligation to provide maintenance for VENDOR's Software to Eclipsys and Eclipsys' customers.

         1.9. Services Agreement: The agreement entered into between VENDOR and Eclipsys which defines VENDOR's obligation to provide implementation and training services for VENDOR's Software to Eclipsys and Eclipsys' Customers.

         1.10. Eclipsys Software License: The agreement entered into between Eclipsys and an Eclipsys customer which allows an Eclipsys Customer to sub-license the use of VENDOR's Software.

2.       SOFTWARE LICENSE GRANT.

         2.1. Eclipsys Internal Use: For and during the term of this Agreement VENDOR grants to Eclipsys a non-transferable, non-exclusive License to VENDOR's Software (including those new releases, enhancements or modifications provided hereunder) for use solely on any computer system operated by Eclipsys for testing and development purposes only. Eclipsys may not use VENDOR's Software in an outsourcing or time-sharing environment or otherwise use VENDOR's Software licensed in this Section to directly generate revenue.

         2.2. Marketing License: VENDOR grants to Eclipsys an exclusive, non-transferable, right to sub-license VENDOR's Software to Eclipsys' prospects in the United States and solely for use by Eclipsys' Customers subject to the term of the License Agreement.

         2.3. Limited Purpose: Eclipsys understands, acknowledges, and agrees that this Marketing License is solely for the purpose of sub-licensing such VENDOR's Software to Eclipsys Customers in accordance with this Agreement and the related License Agreement; and that Eclipsys may not market, license, or otherwise distribute or copy VENDOR's Software for resale, redistribution or further licensing by an Eclipsys customer.

3.       ECLIPSYS' RESPONSIBILITIES.

         3.1. Requests for Proposals Responses: Eclipsys is responsible for incorporation of VENDOR's standard contractual language into all appropriate Eclipsys responses to Requests for Proposals. Eclipsys is responsible for production and distribution of all such proposals.

         3.2. VENDOR's Software Demos: Eclipsys is responsible for the performance of Eclipsys demos and presentations to Eclipsys customers and prospects of VENDOR's Software. However, Eclipsys and its employees shall not have any authority to and shall not make any representation or warranty on behalf of VENDOR other than the warranties contained in VENDOR's License Agreement and Software Maintenance Agreement attached hereto. Eclipsys and its employees shall not in any manner assume or create any obligation or responsibility, express or implied, on behalf of or in the name of VENDOR, or act for or bind VENDOR in any respect, except as expressly permitted by this Agreement. Eclipsys shall indemnify VENDOR from and against any liability, loss, damage, or expense, including attorney's fees, arising out of any breach of this paragraph by Eclipsys. No advertising, publicity or promotional material covering VENDOR's software shall be undertaken or distributed by Eclipsys without the prior approval of VENDOR.



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         3.3.     Presentations and Collateral: Eclipsys is responsible for the production of all VENDOR's Software presentation materials for Eclipsys use as well as for the production of Eclipsys collateral which incorporates or references VENDOR's Software. All such information is subject to the prior approval of VENDOR.

         3.4. Contracting: Eclipsys shall act as the primary contractor for VENDOR's Software. Eclipsys shall sub-license VENDOR's Software utilizing the standard Eclipsys contract forms. All warranties provided by VENDOR to Eclipsys in the License Agreement, Software Maintenance Agreement, and Services Agreement attached hereto shall be transferred to Eclipsys customers. Commitments of VENDOR's resources will be mutually agreed upon. Notwithstanding anything to the contrary contained herein, any contract through which Eclipsys sub-licenses VENDOR's Software shall have terms and conditions substantially similar to those contained in the License Agreement, Software Maintenance Agreement and Services Agreement attached hereto. Eclipsys shall indemnify and hold VENDOR harmless from any damage, loss, or liability suffered by VENDOR, including, but not limited to attorneys fees, on account of Eclipsys' failure to comply with the terms and conditions of this paragraph.

         3.5. Invoicing: Eclipsys shall be responsible for the invoicing to Eclipsys customers for all software, maintenance and services contracted for by Eclipsys. Eclipsys shall provide payment terms to its customers no greater than industry standards.

         3.6. Business VENDORs Liaison: Eclipsys shall assign to VENDOR a business liaison to manage the day-to-day performance of Eclipsys' responsibilities under this Agreement. As appropriate, Eclipsys shall also assign liaisons to VENDOR in the areas of development implementation and training, support sales support, education and connect technology.

         3.7. Endorsement: Eclipsys shall market VENDOR's Software to Eclipsys Customers and Prospects and endorse VENDOR's Software as a product of choice for Eclipsys Customers and Prospects.

         3.8.     Installation and Implementation and Training for Eclipsys'
                  Customers: Eclipsys shall contract with Eclipsys' Customers for installation, implementation, and training of VENDOR's Software unless otherwise agreed to by VENDOR, or Eclipsys' Customer. Eclipsys shall sub-contract with VENDOR for the provision of VENDOR's Software installation, implementation, and training services at the prices, specified in Schedule C with up to a 30% discount, which prices may be changed by VENDOR upon thirty (30) days written notice to Eclipsys.

4.       VENDOR'S RESPONSIBILITIES:

         4.1. Requests for Proposals Responses: VENDOR shall supply Eclipsys with boilerplate information to enable Eclipsys to respond to requests for information. VENDOR shall use its best efforts to keep all such boilerplate information updated with the most current information. VENDOR shall also provide phone support to answer questions related to the responses. However, Eclipsys shall indemnify and hold VENDOR harmless from any damage, loss or liability suffered by VENDOR, including, but not limited to, attorney's fees, arising out of Eclipsys' alteration or misrepresentation of the boilerplate information provided by VENDOR pursuant to this Section 4.1.



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         4.2.     VENDOR Software Demos: VENDOR agrees to provide support for sales demos to Eclipsys Prospects upon reasonable request. Scheduling of VENDOR's Software demos will be mutually agreed upon between Eclipsys and VENDOR.

         4.3. Presentation Material and Collateral: VENDOR shall provide VENDOR's sales collateral to Eclipsys upon request and shall provide information to Eclipsys for inclusion of VENDOR's Software information in Eclipsys presentation and sales collateral.

         4.4. Business VENDOR Liaison: VENDOR shall assign to Eclipsys a business liaison to manage the day-to-day performance of VENDOR's responsibilities under this Agreement. As appropriate VENDOR shall also assign liaisons to Eclipsys in the areas of development, implementation and training, support, sales support, education and connect technology.

         4.5. Delivery/Software Releases: Upon notification by Eclipsys, VENDOR shall deliver to Eclipsys customers the licensed VENDOR's Software and documentation as mutually agreed upon. VENDOR shall deliver all VENDOR's Software releases, updates, enhancements, and error corrections for any other VENDOR customer, to those Eclipsys Customers contracting with Eclipsys for such software maintenance services with respect to VENDOR's Software.

         4.6. Maintenance and Support: VENDOR shall be responsible for providing maintenance and support to all Eclipsys customers who have contracted with Eclipsys for such maintenance and support, however, Eclipsys will provide First Level Support. VENDOR's maintenance and support ("Software Maintenance") shall be provided through Eclipsys by VENDOR under the terms and conditions of the Software Maintenance Agreement attached hereto. Maintenance will include for the then current release of the VENDOR's Software: corrections to VENDOR's Software problems determined by VENDOR to release and not separately priced or marketed by VENDOR; and telephone support to Eclipsys' support staff and to Eclipsys' Customers directly on the use and operation of the VENDOR's Software during normal business hours (8:00 a.m. to 5:00 p.m. - EST) related to application assistance and operations support via VENDOR's maintenance phone number. Eclipsys' Customers must agree to comply with VENDOR's written maintenance procedures for correcting defects.

         4.7. Eclipsys/VENDOR Software Interface: VENDOR shall develop and maintain mutually agreed upon product interfaces. Eclipsys shall reasonably cooperate with VENDOR and provide VENDOR with all information necessary to allow VENDOR to develop and maintain such interfaces. Such interfaces, once released, shall be considered VENDOR's Software for purposes of this Agreement. Additionally, such interfaces shall be marketed to Eclipsys' customers based on mutually agreeable terms and conditions.

         4.8. Installation, Implementation and Training: VENDOR shall provide to Eclipsys employees, at no tuition charge, up to five (5) days of training per year, during the term of this Agreement, training at Eclipsys offices for VENDOR's Software. Eclipsys shall be responsible for all travel and related out-of-pocket expenses. VENDOR shall implement VENDOR's Software at Eclipsys' customer sites as described in the applicable Service Agreement.

         4.9. Personnel. VENDOR agrees to maintain the level of expertise and personnel required to support Eclipsys Customers in a high quality manner consistent with relevant industry standards.

5.       PAYMENT.

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         5.1.     ROYALTY: For each sub-license of VENDOR's Software sold by
                  Eclipsys to an Eclipsys Prospect, Eclipsys shall pay VENDOR a royalty of 50% of the sales price, which will not be lower than VENDOR's List Prices less a 25% discount.

         5.2. REFUNDS: In the event Eclipsys must replace VENDOR's software after successful installation to make it fully operational, there shall be no additional royalty paid to VENDOR for such replacement copy so long as such replacement copy is of the same version and kind as VENDOR's Software. In the event VENDOR's Software is inoperative or does not perform in accordance with VENDOR's specifications and the Eclipsys Customer terminates the Eclipsys Software License for VENDOR's Software and Eclipsys refunds to such Customer the license fees paid by such Customer for VENDOR's Software, VENDOR will refund to Eclipsys the applicable royalty fees and maintenance fees paid by Eclipsys to VENDOR within ninety (90) days of written demand. However, VENDOR shall only be required to refund that percentage of the fees paid to VENDOR by Eclipsys which is equal to the percentage of the license fees and maintenance fees refunded by Eclipsys to such customer for VENDOR's Software.

         5.3. ENHANCEMENTS: Enhancements provided to VENDOR's client base under the Software Maintenance Agreement will also be provided to Eclipsys Customers for support fees paid and to Eclipsys for its own internal use pursuant to this Agreement at no charge.

         5.4. MINIMUM ROYALTY: Eclipsys shall guarantee a minimum of $2.5 million in royalty payments to VENDOR to reflect sales through June 30, 1998. This minimum royalty will be offset by royalties otherwise due under this agreement for sales by Eclipsys through June 30, 1998. Eclipsys will also receive credit against this minimum royalty for VENDOR's software ordered and shipped directly to Eclipsys by June 30, 1998. This software shall remain available for sub-licensing by Eclipsys to its customers until ultimately sold. Any VENDOR's software ordered and shipped directly to Eclipsys for credit towards this minimum royalty obligation is nonrefundable and nonreturnable.

         5.5. MAINTENANCE. For each Eclipsys Customer contracting for Maintenance for VENDOR's Software, Eclipsys shall pay to VENDOR an annual maintenance fee (the "Maintenance Fee") equal to eighteen percent (18%) of the sales price, which sales price will not be lower than VENDOR's List Price less a 25% discount, for such VENDOR's Software. Eclipsys will provide First Level Support in exchange for twenty percent (20%) of any such Maintenance Fees for the first 10 licenses sold and thirty percent (30%) of such Maintenance Fees for any such license sold thereafter.

         5.6. INSTALLATION, IMPLEMENTATION AND TRAINING: Eclipsys shall pay to VENDOR the fees for installation, implementation, and training services performed in accordance with signed Services Agreements.

         5.7. COSTS: Except as stated in this Agreement, each party shall pay its own expenses related to this Agreement.

         5.8. PAYMENT TERMS: All royalties, maintenance fees, and fees for installation, implementation, and training services due under this Agreement are payable to VENDOR by the fifteenth day of the month following the month Eclipsys receives payment from the Eclipsys customer except with respect to royalties due under this Agreement which in any event must be paid in full within twelve (12) months of the date of the applicable Eclipsys Software License. With each monthly payment to VENDOR, Eclipsys will provide VENDOR with sufficient detail to determine the Eclipsys customer, nature of payments received and other appropriate accounting information as mutually agreed.



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6.       TERM & TERMINATION

         6.1. TERMINATION FOR CONVENIENCE: The term of this Agreement shall be for a period of two (2) years to be automatically renewable bi-annually after the initial term unless either party notifies the other party in writing of their desire to terminate at least sixty (60) days prior to the end of the then-current term.

         6.2. CAUSE FOR EARLY TERMINATION: If VENDOR is acquired by a third party, Eclipsys shall have the immediate right to terminate this Agreement.

         6.3. RIGHTS UPON TERMINATION: For a period of two (2) years, commencing with the date of termination of this Agreement, VENDOR shall have the sole right and responsibility to provide Software Maintenance Services to Eclipsys' Customers using VENDOR's Software, and VENDOR and Eclipsys shall be entitled to continue to collect the Maintenance Fees associated with such services as delineated under this Agreement. At the expiration of such two (2) year period, the source code version of VENDOR's Software shall be released to Eclipsys. VENDOR agrees to put into escrow (1) copy of the source code for VENDOR's Software and all necessary instructions and materials which Eclipsys may access and use solely to support Eclipsys" Customers using VENDOR" Software after the aforementioned two (2) year period.

7.       PROPRIETARY INFORMATION/CONFIDENTIALITY

         7.1. CONFIDENTIALITY OF VENDOR'S SOFTWARE: Eclipsys agrees that it has no interest in or right to use VENDOR's Software except in accordance with the terms of this Agreement, Eclipsys agrees that during the term of this Agreement and thereafter, it will hold VENDOR's Software in strict confidence, it will not disclose or otherwise make available VENDOR's Software or any part thereof, except to the extent permitted by the terms of this Agreement, and that it will take all reasonable steps necessary to maintain the confidentiality of VENDOR's Software. Eclipsys further agrees it will not remove or permit to be removed from any item included in VENDOR's Software, any proprietary, confidential or copyright notices markings or legends placed thereon by VENDOR.

         7.2. CONFIDENTIALITY OF VENDOR'S PROPRIETARY INFORMATION: Eclipsys agrees that, during the term of this Agreement and thereafter, it will hold the VENDOR's Proprietary Information in strict confidence; it will not disclose or otherwise permit any third person or entity to disclose, use or receive VENDOR's Proprietary Information without VENDOR's prior written consent except to such employees or agents of Eclipsys who need access to such information in order to develop or assist in the development of schemata or interfaces between Eclipsys and VENDOR's Software for the benefit of Eclipsys' Customers.

         7.3. CONFIDENTIALITY OF ECLIPSYS' PROPRIETARY INFORMATION: VENDOR agrees that during the term of this Agreement and thereafter, it will hold the Eclipsys Proprietary Information in strict confidence; it will not disclose or use or otherwise permit any third person or entity to disclose, use or receive the Eclipsys Proprietary Information without Eclipsys' prior written consent except to such employees or agents of VENDOR who need access to in order to develop or assist in the development of schemas or interfaces between Eclipsys and VENDOR's Software for the benefit of Eclipsys Customers.

         7.4. USE OF VENDOR's TRADEMARKS: No license is granted to Eclipsys to use, and Eclipsys shall not use, any VENDOR trademark, or service mark, except as necessary for Eclipsys to perform its duties hereunder. Eclipsys may reference VENDOR's Software in marketing and selling VENDOR's Software, however, in all cases where Eclipsys uses VENDOR's trademarks in the performance of its duties hereunder, Eclipsys shall identify VENDOR's trademarks as being owned by, and as being the property of VENDOR.

         7.5. PRIVATE LABELING: Eclipsys shall have the right to private label VENDOR's software under the Eclipsys Sunrise product line. Eclipsys shall be responsible for all costs associated with section 7.5.

8. VENDOR'S WARRANTY: VENDOR warrants that VENDOR's Software, when delivered and so long as Maintenance is to be provided pursuant to THIS Agreement or any Software Maintenance Agreement with an Eclipsys Customer is in effect will substantially perform in accordance with its then current user documentation and any mutually agreed upon specifications in all material respects. In the event that VENDOR's software fails to conform to such warranty, VENDOR's sole obligation shall be to provide Software Maintenance at no additional charge to Eclipsys or to an Eclipsys customer.

         8.1. Subject to the previous sentences, Eclipsys understands that VENDOR makes no other warranty to Eclipsys regarding the capabilities of VENDOR's Software, or its (or their) compatibility with any particular computer, applications, or operating system, or other warranty of any kind. VENDOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OF A PARTICULAR PURPOSE.

9. LIMITATION OF LIABILITY: IN NO EVENT SHALL VENDOR BE LIABLE TO ECLIPSYS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST PROFITS OR LOST BUSINESS OPPORTUNITIES.

10. INDEMNIFICATION BY VENDOR. VENDOR agrees to indemnify, defend and hold harmless Eclipsys from any claim asserted or suit or proceeding that VENDOR's Software infringes a U.S. patent, trademark, copyright or trade secret of a third party, provided VENDOR is given prompt written notice of, and full and complete authority, information and assistance in the defense of, such claim, suit or proceeding. VENDOR shall pay all damages and costs awarded against Eclipsys in such suit or proceeding, but VENDOR shall not be responsible for the cost of any settlement or any such claim, suit or proceeding made without the written consent of VENDOR. In addition, and at the option and expense of VENDOR, VENDOR may, at any time after such claim has been asserted, and shall in the event VENDOR's Software is in any such suit or proceeding held to constitute infringement and the use of that VENDOR's Software is enjoined, either procure for Eclipsys customers who have sub-licensed VENDOR's Software the right to continue using that VENDOR's Software or replace or modify that VENDOR's Software so that it becomes non-infringing, provided that such replacement or modified VENDOR's Software has the same functional characteristics as the infringing VENDOR's Software. VENDOR shall not be liable to Eclipsys under the terms of this paragraph or otherwise if any infringement or claim is based upon the use of any VENDOR's Software in violation of the License Agreement attached hereto. Eclipsys may engage its own counsel at its own expense to advise Eclipsys in connection with any such claim, suit or proceeding, but VENDOR shall at all times retain the full right and authority to control the defense of any such claim suit or proceeding. The provisions of this Section shall survive the termination or expiration of this Agreement. Notwithstanding any provision of this Agreement to the contrary, this indemnification paragraph of this Agreement states the entire liability of VENDOR for the infringement of any patent, copyright, trademark or trade secret rights.

         10.1. In addition, VENDOR agrees to defend, indemnify and hold Eclipsys harmless from and with respect to any and all damages liability whatsoever (including attorney fees and cost) associated with any Eclipsys customers use of VENDOR's Software. This indemnification includes all VENDOR's Software licensed by Eclipsys to an Eclipsys customers using Eclipsys Software License prior to the date of this Agreement.

11. INDEMNIFICATION BY ECLIPSYS: Eclipsys agrees to defend, indemnify and hold VENDOR harmless from and with respect to any and all damages, claims, or liability whatsoever, including but not limited to attorneys fees and costs of litigation, associated with any claim made by an Eclipsys customer, which claim is caused by or arises out of Eclipsys' breach of any contract between Eclipsys and an Eclipsys customer, or which arises out of Eclipsys' breach of any contract between VENDOR and Eclipsys.

12.      MISCELLANEOUS PROVISIONS.

         12.1. ENTIRE AGREEMENT/AMENDMENTS: This Agreement including all schedules attached hereto, contains the entire agreement between the parties and all prior proposals, discussions, and writings by and between the parties and relating to the subject matter hereof we superseded hereby. None of the terms of this Agreement shall be deemed to be waived by either party or amended or supplemented unless such waiver, amendment or supplement is written and signed by both parties. The invalidity or unenforceability of any particular provision of this Agreement, as determined by any court of competent jurisdiction or any appropriate legislature, shall not effect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has been omitted.

         12.2. SURVIVAL: All representations and warranties, subject to the terms and conditions made or undertaken by Eclipsys or VENDOR in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the parties hereto, and shall survive the date hereof.

         12.3. ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned provided that written notice of such assignment is provided to the non-assigning party and the assignee acknowledges that it will be liable to the non-assigning party for all representations, covenants, agreements, obligations, and liabilities of the assigning party under this Agreement. VENDOR shall have the right of final approval or rejection of assignment.

         12.4. GOVERNING LAW: The validity and construction of this Agreement shall be governed by, subject to, and construed in accordance with the law of the state of Florida.

         12.5. PUBLIC ANNOUNCEMENT: Both Eclipsys and VENDOR shall allow the other to issue a public announcement of this Agreement subject to review and approval of both parties. However, such announcement shall not include specific terms, financial arrangements or any other information of a confidential nature.

         12.6. NOTICES: All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, telex, telegraph, facsimile or like method of transmission or mailed by registered or certified mail, return receipt requested, first class postage prepaid, addressed as follows:

         If to Eclipsys:       Eclipsys Corporation
                               East Atlantic Avenue
                               Suite 200
                               Delray Beach, FL 33483
                               Attn: Jack Risenhoover, General Counsel

        If to VENDOR:          Simione Central National, Inc.
                               6600 Powers Ferry Road, Suite 300
                               Atlanta GA 30339
                               Attn: Jim Henderson, Chief Executive Officer

Eclipsys Corporation                             Simione Central National, Inc.

Signature                                        Signature
         ---------------------------                      ---------------------

By       Greg Wilson                             By
         ---------------------------                      ---------------------

Title    Vice President                          Title
         ---------------------------                      ---------------------

Date                                             Date
         ---------------------------                      ---------------------

                             REMARKETING AGREEMENT

                                   SCHEDULE A

VENDOR'S SOFTWARE

The following VENDOR software products, subject to amendment by VENDOR upon thirty (30) day written notice, are available for sub-licensing under the terms of this Remarketing Agreement

PRODUCT NAME                                            INCLUDED APPLICATIONS
------------                                            ---------------------
SCSYNERGY                                               Intake, Verification, Authorization, Admissions,
                                                        Order Entry, Resource and Encounter
                                                        Management, Activity Entry, Occurrence
                                                        Tracking, Contracts, Billing and Accounts
                                                        Receivable/Collections
MAPP(TM) - Managed Avenues of Patient Progress

           MAPP Scan                                    Paper version with Variance and Outcome
                                                        Tracking Module

           MAPP Plus                                    Automated version with Variance and Outcome
                                                        Tracking Module

STAT2 Basic                                             Client Intake, Plan of Care, Employee
                                                        Registration, Multi-Company Access, Billing/
                                                        Accounts Receivable, Medicare Electronic Billing

           Options                                      Scheduling, Hospice, Non-Medicare Electronic
                                                        Billing, Electronic Remittance Advice

SC Teltime                                              Navigator and Interactive Voice Response (IVR)

Pharmworks                                              Order Entry, Billing, Accounts Receivable
                                                        Pharmacy Management and Materials
                                                        Management


           Options                                      Electronic Billing

DNM 7.0 Enterprize                                      Order Entry, Billing, Accounts Receivable/
                                                        Collections, Inventory Control

           Options                                      Purchase Order with EDI and Retail

                             REMARKETING AGREEMENT


                                   SCHEDULE B

VENDOR'S LIST PRICE

The following prices reflect VENDOR'S standard List Price for each of VENDOR'S software products available for sub-licensing under this Agreement. VENDOR'S List Price is subject to change by VENDOR upon thirty (30) days written notice to Eclipsys. The quoted VENDOR'S List Price excludes hardware and third-party software charges.

PRODUCT NAME                                            VENDOR'S LIST PRICE
------------                                            -------------------
SC SYNERGY                                              $6,000 per user (minimum purchase of 10 user; 5
                                                        user increments thereafter]
MAPP(TM)
             MAPP Scan                                  $15,000 per server copy
             NMPP Plus                                  $25,000 per server copy plus
                                                        $ 1,850 per device copy

STAT2 Basic                                             $20,000 plus $3,000 per user [must be purchased
                                                        in 8 user increments]

             Options
               Hospice                                  $9,900 per server copy
               Scheduling                               $ 1,000 per user
               Non-Medicare Electronic Billing          $4,500 per provider
               Electronic Remittance Advice             $3,500 per server copy

SC TELTIME                                              1-100 identification numbers - $21,000
                                                        101-300 - $45 000
                                                        over 300 - $70,000

Pharmworks                                              $18,000 plus $1,000 per user [must be purchased
                                                        in 5 user increments]

             Options
               Electronic Billing                       $1,500 per server copy

DME 7.0 Enterprize                                      $30,000 plus $700 per user [must be purchased in
                                                        5 user increments]
        Options
            Purchase Order with EDI                     $ 1,700 per server copy
            Retail                                       10,500 per server copy

                              REMARKETING AGREEMENT

                                   SCHEDULE C

INSTALLATION, IMPLEMENTATION AND TRAINING FEES

Installation, Implementation and Training (including project management) will be provided at a rate of $150 per hour worked, plus all applicable out-of-product expenses.